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                                                                   Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

Debt Strategies Fund II, Inc.:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-37384 on Form N-14 of Debt Strategies Fund II, Inc. of our report dated April 17, 2000 appearing in the Joint Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the references to us under the captions "COMPARISON OF THE FUNDS-Financial Highlights" and "EXPERTS" also appearing in such Joint Proxy Statement and Prospectus.


/s/ Deloitte & Touche LLP

    Deloitte & Touche LLP
    Princeton, New Jersey
    July 7, 2000